UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

KANGE CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-194055	33-1230169
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

2770 S. Maryland Pkwy. #302

Las Vegas, Nevada 89109

(Address of principal executive offices and Zip Code)

(702) 731-3535

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(1) Previous Independent Auditors:

a.

On October 9, 2015, Cutler & Co., LLC (“CUTLER”) resigned as the Company’s independent accountant as CUTLER is merging its SEC auditing practice with Pritchett, Siler & Hardy, P.C. (“PS&H”) of Salt Lake City, Utah.

b.

CUTLER audited the financial statements for the year ended November 30, 2014. The financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

c.	During the interim period through October 9, 2015, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

d.

The Company provided a copy of the foregoing disclosures to CUTLER prior to the date of the filing of this Report and requested that CUTLER furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2) New Independent Accountants:

a.

On October 9, 2015 the Company engaged PS&H, as its new registered independent public accountant. During the year ended November 30, 2014, and prior to October 9, 2015 (the date of the new engagement), we did not consult with PS&H regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by PS&H, in either case where written or oral advice provided by PS&H would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 9.01 EXHIBITS.

(b) Exhibits.

NUMBER	EXHIBIT

16.1	Letter from Cutler & Co., LLC, dated October 14, 2015, regarding Change in Certifying Accountant. (Filed herewith.)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kange Corp.

Date: October 15, 2015	By:	/s/ Victor Stepanov
Victor Stepanov
CEO